Exhibit 99.1

FOR IMMEDIATE RELEASE

Western Union Reports Second Quarter Results

Revenue of $1.3 Billion; Earnings Per Share $1.42 GAAP, $0.45 Adjusted

Affirms Full Year Revenue Outlook

Begins Implementation of New Global Strategy to Drive Long-Term Value

DENVER, August 1, 2019:  The Western Union Company (NYSE: WU), a global leader in cross-border, cross-currency money movement, today reported second quarter financial results and announced that it has begun implementation of its new Global Strategy designed to drive improved efficiency, profitability, and long-term revenue growth. The initial implementation is focused on improving efficiency and is expected to deliver $100 million in annual savings beginning in 2021.

Second Quarter Results

In the second quarter, the Company generated revenue of $1.3 billion, a decline of 5% on a reported basis or an increase of 4% in adjusted constant currency terms compared to the prior year period. Adjusted constant currency revenue excludes the Speedpay and Paymap businesses, which were divested in May, for both the current and prior year periods. The strengthening of the dollar against the Argentine peso negatively impacted reported revenue by 3% in the quarter, while the effects of inflation on the Company’s Argentina-based businesses are estimated to have positively impacted both reported and adjusted constant currency revenue by approximately 2%.

GAAP earnings per share in the second quarter was $1.42 compared to $0.47 in the prior year period. The increase in earnings per share was primarily due to an approximately $525 million pre-tax net gain on the sale of the Speedpay and Paymap businesses.

Adjusted earnings per share in the second quarter was $0.45 compared to $0.46 in the prior year (refer to Adjustment Items section for detail of adjustments in each period).

Strategy Implementation

The Company also announced that it has begun implementing a new Global Strategy designed to drive improved efficiency, profitability, and long-term revenue growth with a focus on expanding its cross-border money movement solutions to a wider set of consumers and clients. The new strategy is the result of a strategic review of the business that will be detailed at its upcoming Investor Day in September. At Investor Day, members of the management team will provide a full overview of its Global Strategy and discuss new growth initiatives as well as detail additional opportunities for efficiencies.

The initial implementation includes important changes to the Company’s operating model designed to drive profitability and efficiency. Planned changes include an expected net headcount reduction of approximately 10% and a consolidation of corporate and business offices. With this reduced cost structure, the Company expects to generate annual savings of approximately $100 million beginning in 2021, with approximately $50 million anticipated to be delivered in 2020. The Company expects these changes will contribute to significant margin expansion.

The Company anticipates recording restructuring expenses of approximately $100 million in 2019 and $50 million in 2020 related to these changes, of which $7 million was recorded in the second quarter. These expected expenses are comprised primarily of severance and employee related benefits, but also include costs for relocation of various operations, facility closures, consulting and other expenses. The Company does not anticipate material incremental charges related to the strategy implementation beyond those noted above. The Company has provided an updated 2019 outlook to reflect the restructuring expenses.

Management Commentary

President and CEO Hikmet Ersek said: “Our second quarter results were stable, and strong growth in digital continued, with particularly impressive results in cross-border digital transactions. We also saw more leading global brands turn to Western Union for our unique cross-border capabilities. We remain on track to deliver on our 2019 outlook, excluding the costs related to the operating model changes we announced today.”

Ersek added: “We are extremely excited to begin implementing our new strategy. The changes we announced today are being made from a position of strength and this is the first step in a larger plan that will not only reduce our structural cost base but allow us to expand the WU Platform to new customers, clients and global brands.”

CFO Raj Agrawal said, “The changes and actions we announced today will meaningfully reduce our cost structure, drive long-term profitability and create additional shareholder value. We expect these savings to contribute to operating profit and drive margin expansion for the business.”

Q2 Business Unit Highlights

•

Consumer-to-Consumer (C2C) revenues, which represented 83% of total Company revenue in the quarter, declined 1% on a reported basis, or increased 1% constant currency, while transactions grew 1%. Geographically, growth was driven by Latin America and the U.S. outbound business, partially offset by declines in Asia Pacific and U.S. domestic money transfer.

Westernunion.com C2C revenues increased 18% on a reported basis, or 20% constant currency, and transactions increased 15%. Westernunion.com revenues represented 13% of total C2C revenue in the quarter and the service is available in more than 70 countries, plus additional territories.

•

Western Union Business Solutions revenues increased 3% on a reported basis, or 7% constant currency, with constant currency growth driven by strong performance in Europe and Australia. Business Solutions represented 7% of total Company revenue in the quarter.

•

Other revenues, which primarily consist of retail bill payments businesses in the U.S. and Argentina, declined 31%. The reduction was due to the divestitures of the Speedpay and Paymap businesses in May and the impact of the depreciation of the Argentine peso.  Other revenues represented 10% of total Company revenue in the quarter.

Additional Q2 Financial Highlights

•

GAAP operating margin in the quarter was 19.3% compared to 20.1% in the prior year period. The decline in operating margin was primarily attributable to the impact of the divestiture of the Speedpay business, higher marketing expenses, and restructuring expenses, which were partially offset by Business Solutions margin improvement and other operating efficiencies.

•	Adjusted operating margin in the quarter was 20.3% compared to 20.2% in the prior year period.

•	The GAAP effective tax rate in the quarter was 17.5% compared to 14.8% in the prior year period, while the adjusted tax rate of 16.8% compared to 17.3% in the prior year period. The increase in the GAAP rate was primarily due to a prior year period adjustment related to changes in estimates for the provisional accounting for United States tax reform legislation enacted in December 2017.

•

Year-to-date cash flow from operating activities totaled $403 million.  The Company returned $246 million to shareholders in the second quarter, consisting of $160 million in share repurchases and $86 million of dividends.

Speedpay Transaction

The Company completed the sale of its Speedpay U.S. domestic bill payments business for approximately $750 million in cash in May. The Company also completed a separate sale of its Paymap mortgage payments services in the quarter. The sale of these non-core businesses is consistent with the Company’s strategic focus on cross-border, cross-currency, money movement.

The sale of the Speedpay and Paymap businesses generated a net pre-tax gain of approximately $525 million in the second quarter, with related taxes estimated at approximately $145 million based on U.S. statutory rates. The gain on the Speedpay sale is also expected to favorably affect the Company’s U.S. tax position in 2019 with respect to the U.S. Tax Act Base Erosion and Anti-Abuse Tax (BEAT) provision, resulting in a separate tax benefit of $50 million this year compared to the Company’s initial February 2019 outlook.

2019 Outlook

The Company updated its full-year GAAP financial outlook, which was previously reported on May 7, 2019, to reflect the restructuring expenses related to the operating model changes.  The Company is also now providing adjusted operating profit, tax rate, earnings per share, and cash flow from operating activities outlooks which exclude the net gain on the Speedpay and Paymap divestitures and related tax impacts, the restructuring expenses, and merger and acquisition costs.

The Company expects the following outlook for 2019:

Revenue

•	GAAP: mid-single digit decrease (no change from previous outlook)
•	Adjusted constant currency: low single-digit increase, excluding any benefit related to Argentina inflation (no change from previous outlook)

Operating Profit Margin

•

GAAP operating margin of approximately 18% and adjusted operating margin of approximately 20% (GAAP operating margin outlook previously approximately 20%; change reflects inclusion of restructuring expenses)

Tax Rate

•	GAAP and adjusted effective tax rate of approximately 18% to 19% (no change from prior outlook)

Earnings per Share

•	GAAP EPS in a range of $2.47 to $2.57 (previously $2.66 to $2.76)
o	Decrease from prior outlook reflects impact from restructuring expenses
•	Adjusted EPS in a range of $1.70 to $1.80

Cash Flow

•	GAAP cash flow from operating activities of approximately $800 million
•	Adjusted cash flow from operating activities of approximately $950 million (no change from prior outlook)

Although the Company has previously incurred and can reasonably be expected to incur restructuring types of costs in the future, the noted expenses are specific to the implementation of this initiative and the Company has therefore provided adjusted financial results that exclude these expenses.

Adjustment Items

Adjusted constant currency revenue metrics for 2019 exclude Speedpay and Paymap revenues.  Adjusted operating profit metrics exclude restructuring expenses and merger and acquisition costs.  Adjusted tax rate and earnings per share metrics exclude the impact of the net gain on the Speedpay and Paymap divestitures, restructuring expenses, and merger and acquisition costs.  Adjusted cash flow from operating activities excludes the impact of payments for restructuring expenses, merger and acquisition costs, and taxes on the net gain on the Speedpay and Paymap divestitures, including the tax benefits related to BEAT. Restructuring expenses are not included in operating segment results.

Adjusted constant currency revenue metrics for 2018 exclude Speedpay and Paymap revenues.  Adjusted operating profit metrics exclude merger and acquisition costs. Adjusted tax rates and earnings per share exclude the impacts of the merger and acquisition costs and tax expense related to changes in estimates for the provisional accounting for the Tax Act. These items have been excluded to provide comparability with 2019 adjusted metrics.

Additional Statistics

Additional key statistics for the quarter and historical trends can be found in the supplemental tables included with this press release.

All amounts included in the supplemental tables to this press release are rounded to the nearest tenth of a million, except as otherwise noted. As a result, the percentage changes and margins disclosed herein may not recalculate precisely using the rounded amounts provided.

Non-GAAP Measures

Western Union presents a number of non-GAAP financial measures because management believes that these metrics provide meaningful supplemental information in addition to the GAAP metrics and provide comparability and consistency to prior periods. Constant currency results assume foreign revenues are translated from foreign currencies to the U.S. dollar, net of the effect of foreign currency hedges, at rates consistent with those in the prior year.

These non-GAAP financial measures include the following: (1) consolidated revenue change constant currency adjusted and excluding Speedpay and Paymap, (2) Consumer-to-Consumer segment revenue change constant currency adjusted, (3) Consumer-to-Consumer segment westernunion.com revenue change constant currency adjusted, (4) Business Solutions segment revenue change constant currency adjusted, (5) operating margin, excluding restructuring-related expenses and acquisition and divestiture costs, (6) diluted earnings per share, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act, (7) effective tax rate, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act, (8) operating cash flow outlook, excluding payments related to restructuring-related expenses and acquisition and divestiture costs and tax payments related to net gain on Speedpay and Paymap divestitures, net of lower BEAT payments, (9) operating margin outlook, excluding restructuring-related expenses and acquisition and divestiture costs, (10) effective tax rate outlook, excluding restructuring-related expenses, acquisition and divestiture costs, and gain on sales of Speedpay and Paymap, (11) earnings per share outlook, excluding restructuring-related expenses, acquisition and divestiture costs, and gain on sales of Speedpay and Paymap, and (12) additional measures found in the supplemental tables included with this press release.

Reconciliations of non-GAAP to comparable GAAP measures are available in the accompanying schedules and in the “Investor Relations” section of the Company’s website at

http://ir.westernunion.com.

Investor and Analyst Conference Call and Slide Presentation

The Company will host a conference call and webcast, including slides, at 4:30 p.m. Eastern Time today. To listen to the conference call via telephone, dial +1 (888) 317-6003 (U.S.) or +1 (412) 317-6061 (outside the U.S.) ten minutes prior to the start of the call. The pass code is 1386238.

The conference call and accompanying slides will be available via webcast at

http://ir.westernunion.com. Registration for the event is required, so please register at least five minutes prior to the scheduled start time.

A webcast replay will be available at http://ir.westernunion.com.

Please note: All statements made by Western Union officers on this call are the property of Western Union and subject to copyright protection. Other than the replay, Western Union has not authorized, and disclaims responsibility for, any recording, replay or distribution of any transcription of this call.

Investor Day

The Company will host an Investor Day at its corporate headquarters in Denver, Colorado on September 24th, 2019.  At the event, members of the management team will provide an overview of long-term strategy and growth plans, the new operating model, and additional efficiency opportunities.  The event will be webcast and replays will be available at http://ir.westernunion.com.

Safe Harbor Compliance Statement for Forward-Looking Statements

This press release contains certain statements that are forward-looking within the meaning of the Private Securities Litigation Reform Act of 1995. These statements are not guarantees of future performance and involve certain risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from those expressed in, or implied by, our forward-looking statements. Words such as "expects," "intends," "anticipates," "believes," "estimates," "guides," "provides guidance," "provides outlook" and other similar expressions or future or conditional verbs such as "may," "will," "should," "would," "could," and "might" are intended to identify such forward-looking statements. Readers of this press release of The Western Union Company (the "Company," "Western Union," "we," "our" or "us") should not rely solely on the forward-looking statements and should consider all uncertainties and risks discussed in the "Risk Factors" section and throughout the Annual Report on Form 10-K for the year ended December 31, 2018. The statements are only as of the date they are made, and the Company undertakes no obligation to update any forward-looking statement.

Possible events or factors that could cause results or performance to differ materially from those expressed in our forward-looking statements include the following: (i) events related to our business and industry, such as: changes in general economic conditions and economic conditions in the regions and industries in which we operate, including global economic downturns and trade disruptions, or significantly slower growth or declines in the money transfer, payment service, and other markets in which we operate, including downturns or declines related to interruptions in migration patterns, or non-performance by our banks, lenders, insurers, or other financial services providers; failure to compete effectively in the money transfer and payment service industry, including among other things, with respect to price, with global and niche or corridor money transfer providers, banks and other money transfer and payment service providers, including electronic, mobile and Internet-based services, card associations, and card-based payment providers, and with digital currencies and related protocols, and other innovations in technology and business models; political conditions and related actions, including trade restrictions and government sanctions, in the United States and abroad which may adversely affect our business and economic conditions as a whole, including interruptions of United States or other government relations with countries in which we have or are implementing significant business relationships with agents or clients; deterioration in customer confidence in our business, or in money transfer and payment service providers generally; our ability to adopt new technology and develop and gain market acceptance of new and enhanced services in response to changing industry and consumer needs or trends; changes in, and failure to manage effectively, exposure to foreign exchange rates, including the impact of the regulation of foreign exchange spreads on money transfers and payment transactions; any material breach of security, including cybersecurity, or safeguards of or interruptions in any of our systems or those of our vendors or other third parties; cessation of or defects in various services provided to us by third-party vendors; mergers, acquisitions, and the integration of acquired businesses and technologies into our Company, divestitures, and the failure to realize anticipated financial benefits from these transactions, and events requiring us to write down our goodwill; decisions to change our business mix; failure to manage credit and fraud risks presented by our agents, clients and consumers; failure to maintain our agent network and business relationships under terms consistent with or more advantageous to us than those currently in place, including due to increased costs or loss of business as a result of increased compliance requirements or difficulty for us, our agents or their subagents in establishing or maintaining relationships with banks needed to conduct our services; changes in tax laws, or their interpretation, including with respect to United States tax reform legislation enacted in December 2017 (the "Tax Act"), any subsequent regulation, and potential related state income tax impacts, and unfavorable resolution of tax contingencies; adverse rating actions by credit rating agencies; our ability to realize the anticipated benefits from business transformation, productivity and cost-savings, and other related initiatives, which may include decisions to downsize or to transition operating activities from one location to another, and to minimize any disruptions in our workforce that may result from those initiatives; our ability to protect our brands and our other intellectual property rights and to defend ourselves against potential intellectual property infringement claims; our ability to attract and retain qualified key employees and to manage our workforce successfully; material changes in the market value or liquidity of securities that we hold; restrictions imposed by our debt obligations; (ii) events related to our regulatory and litigation environment, such as: liabilities or loss of business resulting from a failure by us, our agents or their subagents to comply with laws and regulations and regulatory or judicial interpretations thereof, including laws and regulations designed to protect consumers, or detect and prevent money laundering, terrorist financing, fraud and other illicit activity; increased costs or loss of business due to regulatory initiatives and changes in laws, regulations and industry practices and standards, including changes in interpretations in the United States and abroad, affecting us, our agents or their subagents, or the banks with which we or our agents maintain bank accounts needed to provide our services, including related to anti-money laundering regulations, anti-fraud measures, our licensing arrangements, customer due diligence, agent and subagent due diligence, registration and monitoring requirements, consumer protection requirements, remittances, and immigration; liabilities, increased costs or loss of business and unanticipated developments resulting from governmental investigations and consent agreements with or enforcement actions by regulators, including those associated with the settlement agreements with the United States Department of Justice, certain United States Attorney's Offices, the United States Federal Trade Commission, the Financial Crimes Enforcement Network of the United States Department of Treasury, and various state attorneys general (the "Joint Settlement Agreements"), and those associated with the January 4, 2018 consent order which resolved a matter with the New York State Department of Financial Services (the "NYDFS Consent Order"); liabilities resulting from litigation, including class-action lawsuits and similar matters, and regulatory enforcement actions, including costs, expenses, settlements and judgments; failure to comply with regulations and evolving industry standards regarding consumer privacy and data use and security, including with respect to the General Data Protection Regulation ("GDPR") approved by the European Union ("EU"); failure to comply with the Dodd-Frank Wall Street Reform and Consumer Protection Act (the "Dodd-Frank Act"), as well as regulations issued pursuant to it and the actions of the Consumer Financial Protection Bureau and similar legislation and regulations enacted by other governmental authorities in the United States and abroad related to consumer protection and derivative transactions; effects of unclaimed property laws or their interpretation or the enforcement thereof; failure to maintain sufficient amounts or types of regulatory capital or other restrictions on the use of our working capital to meet the changing requirements of our regulators worldwide; changes in accounting standards, rules and interpretations or industry standards affecting our business; and (iii) other events, such as: catastrophic events; and management's ability to identify and manage these and other risks.

About Western Union

The Western Union Company (NYSE: WU) is a global leader in cross-border, cross-currency money movement. Our omnichannel platform connects the digital and physical worlds and makes it possible for consumers and businesses to send and receive money and make payments with speed, ease, and reliability.  As of June 30, 2019, our network included over 550,000 retail agent locations offering Western Union, Vigo or Orlandi Valuta branded services in more than 200 countries and territories, with the capability to send money to billions of accounts.

Additionally, westernunion.com, our fastest growing channel in 2018, is available in more than 70 countries, plus additional territories, to move money around the world. With our global reach, Western Union moves money for better, connecting family, friends and businesses to enable financial inclusion and support economic growth. For more information, visit www.westernunion.com.

WU-G

Contacts:

Media Relations:

Alicia V. Nieva-Woodgate

+1 (720) 332- 7774

Alicia.NievaWoodgate@wu.com

Investor Relations:

Mike Salop

+1(720) 332-8276

mike.salop@westernunion.com

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	YTD 2Q19
Consolidated Metrics
Consolidated revenues (GAAP) - YoY % change		2%	(1)%	(3)%	1%	(4)%	(5)%	(4)%
Consolidated revenues (constant currency adjusted) - YoY % change	a	3%	3%	2%	3%	2%	0%	1%
Consolidated revenues (constant currency adjusted and excluding Speedpay and Paymap) - YoY % change	a, s	4%	3%	3%	4%	2%	4%	3%
Consolidated operating margin (GAAP)	b	20.1%	21.8%	19.3%	20.1%	18.8%	19.3%	19.1%
Consolidated operating margin, excluding restructuring-related expenses and acquisition and divestiture costs	c, v, w	20.2%	22.0%	19.9%	20.3%	19.3%	20.3%	19.8%

Consumer-to-Consumer (C2C) Segment
Revenues (GAAP) - YoY % change		4%	0%	(1)%	2%	(3)%	(1)%	(2)%
Revenues (constant currency adjusted) - YoY % change	g	3%	2%	1%	2%	0%	1%	1%
Operating margin**		23.6%	25.1%	23.3%	23.5%	22.1%	22.5%	22.3%

Transactions (in millions)		73.1	71.8	74.3	287.0	69.1	73.5	142.6
Transactions - YoY % change		5%	4%	4%	4%	2%	1%	1%

Total principal ($- billions)		$22.4	$22.1	$22.4	$87.7	$20.9	$22.2	$43.1
Principal per transaction ($- dollars)		$306	$308	$301	$305	$302	$303	$302
Principal per transaction - YoY % change		5%	2%	0%	3%	(2)%	(1)%	(1)%
Principal per transaction (constant currency adjusted) - YoY % change	h	3%	4%	3%	3%	2%	1%	2%

Cross-border principal ($- billions)		$20.4	$20.1	$20.5	$79.9	$19.1	$20.5	$39.6
Cross-border principal - YoY % change		9%	6%	5%	7%	1%	0%	1%
Cross-border principal (constant currency adjusted) - YoY % change	i	8%	7%	8%	7%	5%	3%	4%

NA region revenues (GAAP) - YoY % change	aa, bb	3%	2%	0%	2%	1%	2%	1%
NA region revenues (constant currency adjusted) - YoY % change	j, aa, bb	3%	2%	0%	2%	1%	2%	2%
NA region transactions - YoY % change	aa, bb	2%	1%	2%	2%	0%	(1)%	(1)%

EU & CIS region revenues (GAAP) - YoY % change	aa, cc	9%	3%	1%	7%	(3)%	(3)%	(3)%
EU & CIS region revenues (constant currency adjusted) - YoY % change	k, aa, cc	4%	4%	2%	4%	1%	1%	1%
EU & CIS region transactions - YoY % change	aa, cc	9%	8%	8%	8%	5%	4%	5%

MEASA region revenues (GAAP) - YoY % change	aa, dd	(4)%	(7)%	(7)%	(5)%	(7)%	(3)%	(5)%
MEASA region revenues (constant currency adjusted) - YoY % change	l, aa, dd	(5)%	(6)%	(6)%	(4)%	(6)%	(1)%	(4)%
MEASA region transactions - YoY % change	aa, dd	(1)%	2%	3%	1%	1%	(3)%	(1)%

LACA region revenues (GAAP) - YoY % change	aa, ee	11%	2%	0%	8%	(2)%	4%	1%
LACA region revenues (constant currency adjusted) - YoY % change	m, aa, ee	20%	16%	16%	19%	12%	16%	14%
LACA region transactions - YoY % change	aa, ee	16%	11%	11%	14%	9%	11%	10%

THE WESTERN UNION COMPANY

KEY STATISTICS

(Unaudited)

	Notes*	2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	YTD 2Q19
Consumer-to-Consumer segment cont.
APAC region revenues (GAAP) - YoY % change	aa, ff	(5)%	(10)%	(9)%	(6)%	(13)%	(14)%	(13)%
APAC region revenues (constant currency adjusted) - YoY % change	n, aa, ff	(5)%	(9)%	(8)%	(6)%	(11)%	(12)%	(12)%
APAC region transactions - YoY % change	aa, ff	0%	(2)%	(4)%	(1)%	(6)%	(9)%	(8)%

International revenues - YoY % change	gg	4%	(1)%	(2)%	3%	(5)%	(3)%	(4)%
International transactions - YoY % change	gg	7%	6%	6%	6%	3%	2%	3%
International revenues - % of C2C segment revenues	gg	66%	67%	67%	67%	66%	65%	65%

United States originated revenues - YoY % change	hh	3%	1%	(1)%	2%	0%	2%	1%
United States originated transactions - YoY % change	hh	2%	1%	2%	1%	0%	(1)%	(1)%
United States originated revenues - % of C2C segment revenues	hh	34%	33%	33%	33%	34%	35%	35%

westernunion.com revenues (GAAP) - YoY % change	ii	22%	19%	21%	21%	17%	18%	17%
westernunion.com revenues (constant currency adjusted) - YoY % change	o, ii	21%	20%	22%	21%	19%	20%	19%
westernunion.com transactions - YoY % change	ii	26%	23%	25%	25%	19%	15%	17%

% of Consumer-to-Consumer Revenue
Regional Revenues:
NA region revenues	aa, bb	37%	37%	37%	37%	38%	38%	38%
EU & CIS region revenues	aa, cc	32%	32%	32%	32%	32%	32%	32%
MEASA region revenues	aa, dd	15%	15%	15%	15%	15%	15%	15%
LACA region revenues	aa, ee	9%	9%	9%	9%	9%	9%	9%
APAC region revenues	aa, ff	7%	7%	7%	7%	6%	6%	6%
westernunion.com revenues	ii	11%	12%	12%	12%	13%	13%	13%

Business Solutions (B2B) Segment
Revenues (GAAP) - YoY % change		(4)%	1%	3%	1%	(1)%	3%	1%
Revenues (constant currency adjusted) - YoY % change	p	(6)%	3%	5%	0%	4%	7%	5%
Operating margin**		1.2%	14.2%	5.4%	6.1%	9.0%	10.9%	10.0%

Other (primarily bill payments businesses in United States and Argentina)
Revenues (GAAP) - YoY % change		(2)%	(9)%	(11)%	(5)%	(9)%	(31)%	(19)%
Operating margin**		8.5%	5.9%	1.8%	6.7%	5.0%	4.3%	4.7%

% of Total Company Revenue (GAAP)
Consumer-to-Consumer segment revenues		80%	80%	80%	80%	79%	83%	81%
Business Solutions segment revenues		7%	7%	7%	7%	7%	7%	7%
Other revenues		13%	13%	13%	13%	14%	10%	12%

*   See the “Notes to Key Statistics” section of the press release for the applicable Note references and the reconciliation of non-GAAP financial measures.

** Corporate costs, including stock-based compensation and other overhead, continue to be consistently allocated to the segments based on historical practice. For the three and six months ended June 30, 2019, approximately $12 million of corporate expenses were allocated to the Consumer-to-Consumer segment that would have been previously included in Other prior to the sale of Speedpay on May 9, 2019.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(Unaudited)

(in millions, except per share amounts)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2019	2018	% Change	X	2019	2018	% Change
Revenues	$1,340.5	$1,411.1	(5)%		$2,677.5	$2,800.5	(4)%
Expenses:
Cost of services	776.4	829.2	(6)%		1,561.4	1,654.6	(6)%
Selling, general and administrative	305.2	298.3	2%		606.0	597.4	1%
Total expenses	1,081.6	1,127.5	(4)%		2,167.4	2,252.0	(4)%
Operating income	258.9	283.6	(9)%		510.1	548.5	(7)%
Other income/(expense):
Gain on divestitures of businesses (a)	524.6	—	(b)		524.6	—	(b)
Interest income	1.0	1.3	(27)%		3.1	2.0	55%
Interest expense	(38.6)	(37.5)	3%		(78.3)	(73.0)	7%
Other income/(expense), net	(0.3)	8.1	(b)		2.2	12.5	(82)%
Total other income/(expense), net	486.7	(28.1)	(b)		451.6	(58.5)	(b)
Income before income taxes	745.6	255.5	(b)		961.7	490.0	(b)
Provision for income taxes	130.8	37.9	(b)		173.8	58.8	(b)
Net income	$614.8	$217.6	(b)		$787.9	$431.2	(b)
Earnings per share:
Basic	$1.43	$0.48	(b)		$1.82	$0.94	94%
Diluted	$1.42	$0.47	(b)		$1.81	$0.93	95%
Weighted-average shares outstanding:
Basic	430.0	457.2			433.8	458.8
Diluted	432.3	459.6			436.1	461.6

(a)

On May 9, 2019, the Company completed the sale of its United States electronic bill payments business known as “Speedpay" to ACI Worldwide Corp. and ACW Worldwide, Inc. for approximately $750 million in cash, resulting in a gain of approximately $524 million on the sale for the three and six months ended June 30, 2019.

(b)	Calculation not meaningful.

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED BALANCE SHEETS

(Unaudited)

(in millions, except per share amounts)

	June 30,	December 31,
	2019	2018
Assets
Cash and cash equivalents	$1,210.2	$973.4
Settlement assets	3,728.4	3,813.8
Property and equipment, net of accumulated depreciation of $698.9 and $702.4, respectively	224.1	270.4
Goodwill	2,566.6	2,725.0
Other intangible assets, net of accumulated amortization of $1,053.0 and $1,047.6, respectively	535.5	598.2
Other assets	778.5	616.0
Total assets	$9,043.3	$8,996.8
Liabilities and Stockholders' Equity/(Deficit)
Liabilities:
Accounts payable and accrued liabilities	$467.2	$564.9
Settlement obligations	3,728.4	3,813.8
Income taxes payable	1,076.2	1,054.0
Deferred tax liability, net	166.3	161.1
Borrowings	3,080.2	3,433.7
Other liabilities	494.8	279.1
Total liabilities	9,013.1	9,306.6

Stockholders' equity/(deficit):
Preferred stock, $1.00 par value; 10 shares authorized; no shares issued	—	—
Common stock, $0.01 par value; 2,000 shares authorized; 425.9 shares and 441.2 shares issued and outstanding as of June 30, 2019 and December 31, 2018, respectively	4.3	4.4
Capital surplus	801.3	755.6
Accumulated deficit	(569.7)	(838.8)
Accumulated other comprehensive loss	(205.7)	(231.0)
Total stockholders' equity/(deficit)	30.2	(309.8)
Total liabilities and stockholders' equity/(deficit)	$9,043.3	$8,996.8

THE WESTERN UNION COMPANY

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(Unaudited)

(in millions)

	Six Months Ended
	June 30,
	2019	2018
Cash flows from operating activities
Net income	$787.9	$431.2
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation	38.2	38.7
Amortization	91.4	93.7
Gain on divestitures of businesses, excluding transaction costs	(532.1)	—
Other non-cash items, net	52.3	(0.7)
Increase/(decrease) in cash, excluding the effects of divestitures, resulting from changes in:
Other assets	12.3	(42.7)
Accounts payable and accrued liabilities	(59.3)	(140.4)
Income taxes payable	21.5	(84.4)
Other liabilities	(9.6)	3.3
Net cash provided by operating activities	402.6	298.7
Cash flows from investing activities
Capitalization of contract costs	(24.5)	(19.2)
Capitalization of purchased and developed software	(19.1)	(13.0)
Purchases of property and equipment	(31.4)	(58.3)
Proceeds from divestitures of businesses, net of cash divested	732.6	—
Purchases of non-settlement related investments and other	(4.5)	(2.5)
Proceeds from maturity of non-settlement related investments	19.8	12.9
Purchases of held-to-maturity non-settlement related investments	(1.3)	(1.4)
Proceeds from held-to-maturity non-settlement related investments	15.4	12.8
Net cash provided by/(used in) investing activities	687.0	(68.7)
Cash flows from financing activities
Cash dividends paid	(172.9)	(173.3)
Common stock repurchased	(341.6)	(252.6)
Net proceeds from commercial paper	143.0	—
Net proceeds from issuance of borrowings	—	297.8
Principal payments on borrowings	(500.0)	—
Proceeds from exercise of options	20.5	8.9
Other financing activities	(0.8)	(5.2)
Net cash used in financing activities	(851.8)	(124.4)
Net change in cash, cash equivalents and restricted cash	237.8	105.6
Cash, cash equivalents and restricted cash at beginning of period	979.7	844.4
Cash, cash equivalents and restricted cash at end of period (a)	$1,217.5	$950.0

(a)	As of June 30, 2019 and June 30, 2018, the Company had $7.3 million and $11.7 million, respectively, of restricted cash.

THE WESTERN UNION COMPANY

SUMMARY SEGMENT DATA

(Unaudited)

(in millions)

	Three Months Ended				Six Months Ended
	June 30,				June 30,
	2019	2018	% Change	X	2019	2018	% Change
Revenues:
Consumer-to-Consumer	$1,112.9	$1,127.5	(1)%		$2,169.8	$2,218.5	(2)%
Business Solutions	95.6	93.1	3%		191.2	189.8	1%
Other (a) (b)	132.0	190.5	(31)%		316.5	392.2	(19)%
Total consolidated revenues	$1,340.5	$1,411.1	(5)%		$2,677.5	$2,800.5	(4)%
Segment operating income
Consumer-to-Consumer	$250.2	$266.2	(6)%		$483.5	$507.9	(5)%
Business Solutions	10.5	1.1	(e)		19.1	3.9	(e)
Other (a) (b)	5.6	16.3	(65)%		14.9	36.7	(59)%
Total segment operating income (c)	$266.3	$283.6	(6)%		$517.5	$548.5	(6)%
Segment operating income margin
Consumer-to-Consumer (d)	22.5%	23.6%	(1.1)%		22.3%	22.9%	(0.6)%
Business Solutions	10.9%	1.2%	9.7%		10.0%	2.1%	7.9%
Other (a)	4.3%	8.5%	(4.2)%		4.7%	9.3%	(4.6)%

(a)	Consists primarily of the Company’s bill payments businesses in the United States and Argentina.
(b)

On May 9, 2019, the Company completed the sale of its United States electronic bill payments business known as “Speedpay” to ACI Worldwide Corp. and ACW Worldwide, Inc. for approximately $750 million in cash.  The final consideration is subject to a working capital adjustment. In addition, on May 6, 2019, the Company completed the sale of Paymap Inc. (“Paymap”), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing. Both Speedpay and Paymap were included as a component of “Other” in the Company’s segment reporting. Revenues attributed to Speedpay and Paymap included in the Company’s results were $38.8 million and $91.6 million for the three months ended June 30, 2019 and 2018, respectively, and $130.7 million and $190.7 million for the six months ended June 30, 2019 and 2018, respectively.  Operating income attributed to Speedpay and Paymap, excluding corporate allocations, was $7.7 million and $28.5 million for the three months ended June 30, 2019 and 2018, respectively, and $30.3 million and $59.8 million for the six months ended June 30, 2019 and 2018, respectively.

(c)

During the three and six months ended June 30, 2019, the Company incurred approximately $7.4 million of expenses related to restructuring. While these expenses are identifiable to the Company's segments, they have been excluded from the measurement of segment operating income provided to the chief operating decision maker for purposes of assessing segment performance and decision making with respect to resource allocation.

(d)

Corporate costs, including stock-based compensation and  other overhead, continue to be consistently allocated to the segments based on historical practice. For the three and six months ended June 30, 2019, approximately $12 million of corporate expenses were allocated to the Consumer-to-Consumer segment that would have been previously included in Other prior to the sale of Speedpay on May 9, 2019.

(e)	Calculation not meaningful.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Western Union’s management believes the non-GAAP financial measures presented provide meaningful supplemental information regarding our operating results to assist management, investors, analysts, and others in understanding our financial results and to better analyze trends in our underlying business because they provide consistency and comparability to prior periods. We have also included non-GAAP revenues that remove the impact of Speedpay and Paymap in order to provide a more meaningful comparison of results from continuing operations.

A non-GAAP financial measure should not be considered in isolation or as a substitute for the most comparable GAAP financial measure. A non-GAAP financial measure reflects an additional way of viewing aspects of our operations that, when viewed with our GAAP results and the reconciliation to the corresponding GAAP financial measure, provide a more complete understanding of our business. Users of the financial statements are encouraged to review our financial statements and publicly-filed reports in their entirety and not to rely on any single financial measure. A reconciliation of non-GAAP financial measures to the most directly comparable GAAP financial measures is included below. All adjusted year-over-year changes were calculated using prior year amounts.

		2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	YTD 2Q19
	Consolidated Metrics
(a)	Revenues, as reported (GAAP)	$1,411.1	$1,387.8	$1,401.6	$5,589.9	$1,337.0	$1,340.5	$2,677.5
	Foreign currency translation impact (r)	9.1	52.8	68.9	111.9	77.2	74.2	151.4
	Revenues, constant currency adjusted	1,420.2	1,440.6	1,470.5	5,701.8	1,414.2	1,414.7	2,828.9
	Less revenues from Speedpay and Paymap (s)	(91.6)	(89.2)	(88.2)	(368.2)	(91.9)	(38.8)	(130.7)
	Revenues, constant currency adjusted and excluding Speedpay and Paymap	$1,328.6	$1,351.4	$1,382.3	$5,333.6	$1,322.3	$1,375.9	$2,698.2
	Prior year revenues, as reported (GAAP)	$1,378.9	$1,404.7	$1,438.3	$5,524.3	$1,389.4	$1,411.1	$2,800.5
	Less prior year revenues from Speedpay and Paymap (s)	(97.3)	(96.6)	(97.2)	(387.3)	(99.1)	(91.6)	(190.7)
	Prior year revenues, adjusted, excluding Speedpay and Paymap	$1,281.6	$1,308.1	$1,341.1	$5,137.0	$1,290.3	$1,319.5	$2,609.8
	Revenue change, as reported (GAAP)	2%	(1)%	(3)%	1%	(4)%	(5)%	(4)%
	Revenue change, constant currency adjusted	3%	3%	2%	3%	2%	0%	1%
	Revenue change, constant currency adjusted and excluding Speedpay and Paymap	4%	3%	3%	4%	2%	4%	3%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	YTD 2Q19
	Consolidated Metrics cont.
(b)	Operating income, as reported (GAAP)	$283.6	$302.6	$271.0	$1,122.1	$251.2	$258.9	$510.1
	Operating margin, as reported (GAAP)	20.1%	21.8%	19.3%	20.1%	18.8%	19.3%	19.1%
	Speedpay and Paymap contribution to operating income (s)	$28.5	$25.7	$24.8	$110.3	$22.6	$7.7	$30.3
	Speedpay and Paymap contribution to operating margin (s)	0.8%	0.5%	0.6%	0.7%	0.4%	0.0%	0.2%

(c)	Operating income, as reported (GAAP)	$283.6	$302.6	$271.0	$1,122.1	$251.2	$258.9	$510.1
	Restructuring-related expenses (v)	N/A	N/A	N/A	N/A	N/A	7.4	7.4
	Acquisition and divestiture costs (w)	1.8	2.6	8.4	14.9	6.9	5.7	12.6
	Operating income, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs	$285.4	$305.2	$279.4	$1,137.0	$258.1	$272.0	$530.1
	Operating margin, as reported (GAAP)	20.1%	21.8%	19.3%	20.1%	18.8%	19.3%	19.1%
	Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs	20.2%	22.0%	19.9%	20.3%	19.3%	20.3%	19.8%

(d)	Operating income, as reported (GAAP)	$283.6	$302.6	$271.0	$1,122.1	$251.2	$258.9	$510.1
	Depreciation and amortization	65.7	63.6	68.7	264.7	64.8	64.8	129.6
	EBITDA (u)	$349.3	$366.2	$339.7	$1,386.8	$316.0	$323.7	$639.7
	Operating margin, as reported (GAAP)	20.1%	21.8%	19.3%	20.1%	18.8%	19.3%	19.1%
	EBITDA margin	24.7%	26.4%	24.2%	24.8%	23.6%	24.1%	23.9%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	YTD 2Q19
	Consolidated Metrics cont.
(e)	Net income, as reported (GAAP)	$217.6	$208.6	$212.1	$851.9	$173.1	$614.8	$787.9
	Restructuring-related expenses (v)	N/A	N/A	N/A	N/A	N/A	7.4	7.4
	Acquisition and divestiture costs (w)	1.8	2.6	8.4	14.9	6.9	5.7	12.6
	Gain on sales of Speedpay and Paymap (s)	N/A	N/A	N/A	N/A	N/A	(524.6)	(524.6)
	Income tax benefit from restructuring-related expenses (v)	N/A	N/A	N/A	N/A	N/A	(1.4)	(1.4)
	Income tax benefit from acquisition and divestiture costs (w)	(0.4)	(0.6)	(1.9)	(3.3)	(1.6)	(1.2)	(2.8)
	Income tax expense from net gain on sales of Speedpay and Paymap (includes elimination of previously forecasted annual base-erosion anti-abuse taxes) (s)	N/A	N/A	N/A	N/A	N/A	94.1	94.1
	Income tax expense/(benefit) from Tax Act (t)	(6.2)	26.6	8.1	22.5	N/A	N/A	N/A
	Net income, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act	$212.8	$237.2	$226.7	$886.0	$178.4	$194.8	$373.2
	Diluted earnings per share ("EPS"), as reported (GAAP) ($- dollars)	$0.47	$0.46	$0.48	$1.87	$0.39	$1.42	$1.81
	EPS impact of restructuring-related expenses ($- dollars) (v)	N/A	N/A	N/A	N/A	N/A	$0.02	$0.02
	EPS impact of acquisition and divestiture costs ($- dollars) (w)	—	$0.01	$0.02	$0.03	$0.02	$0.01	$0.03
	EPS impact as a result of gain on sales of Speedpay and Paymap ($- dollars) (s)	N/A	N/A	N/A	N/A	N/A	$(1.22)	$(1.20)
	EPS impact from income tax benefit from restructuring-related expenses ($- dollars) (v)	N/A	N/A	N/A	N/A	N/A	—	—
	EPS impact from income tax benefit from acquisition and divestiture costs ($- dollars) (w)	—	—	—	—	—	—	$(0.01)
	EPS impact as a result of tax expense on gain on sales of Speedpay and Paymap (includes elimination of previously forecasted annual base-erosion anti-abuse taxes) ($- dollars) (s)	N/A	N/A	N/A	N/A	N/A	$0.22	$0.21
	EPS impact as a result of Tax Act ($- dollars) (t)	$(0.01)	$0.06	$0.01	$0.05	N/A	N/A	N/A
	EPS impact as a result of restructuring-related expenses, acquisition and divestiture costs, and gain on sales of Speedpay and Paymap, net of income tax expense/(benefit) and Tax Act ($- dollars)	$(0.01)	$0.07	$0.03	$0.08	$0.02	$(0.97)	$(0.95)
	Diluted earnings per share, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and Tax Act ($- dollars)	$0.46	$0.53	$0.51	$1.95	$0.41	$0.45	$0.86
	Diluted weighted-average shares outstanding	459.6	449.0	445.4	454.4	439.9	432.3	436.1

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	YTD 2Q19
	Consolidated Metrics cont.
(f)	Effective tax rate, as reported (GAAP)	15%	22%	10%	14%	20%	18%	18%
	Impact from restructuring-related expenses (v)	N/A	N/A	N/A	N/A	N/A	0%	0%
	Impact from acquisition and divestiture costs (w)	0%	0%	1%	0%	0%	0%	0%
	Impact from gain on sales of Speedpay and Paymap (s)	N/A	N/A	N/A	N/A	N/A	(1)%	0%
	Impact from Tax Act (t)	2%	(10)%	(4)%	(2)%	N/A	N/A	N/A
	Effective tax rate, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, gain on sales of Speedpay and Paymap, and impact of Tax Act	17%	12%	7%	12%	20%	17%	18%

	Consumer-to-Consumer Segment
(g)	Revenues, as reported (GAAP)	$1,127.5	$1,107.4	$1,127.7	$4,453.6	$1,056.9	$1,112.9	$2,169.8
	Foreign currency translation impact (r)	(9.6)	18.7	23.9	6.6	33.0	31.4	64.4
	Revenues, constant currency adjusted	$1,117.9	$1,126.1	$1,151.6	$4,460.2	$1,089.9	$1,144.3	$2,234.2
	Prior year revenues, as reported (GAAP)	$1,087.3	$1,107.7	$1,144.5	$4,354.5	$1,091.0	$1,127.5	$2,218.5
	Revenue change, as reported (GAAP)	4%	0%	(1)%	2%	(3)%	(1)%	(2)%
	Revenue change, constant currency adjusted	3%	2%	1%	2%	0%	1%	1%

(h)	Principal per transaction, as reported ($- dollars)	$306	$308	$301	$305	$302	$303	$302
	Foreign currency translation impact ($- dollars) (r)	(4)	5	7	—	11	8	10
	Principal per transaction, constant currency adjusted ($- dollars)	$302	$313	$308	$305	$313	$311	$312
	Prior year principal per transaction, as reported ($- dollars)	$293	$302	$300	$297	$307	$306	$307
	Principal per transaction change, as reported	5%	2%	0%	3%	(2)%	(1)%	(1)%
	Principal per transaction change, constant currency adjusted	3%	4%	3%	3%	2%	1%	2%

(i)	Cross-border principal, as reported ($- billions)	$20.4	$20.1	$20.5	$79.9	$19.1	$20.5	$39.6
	Foreign currency translation impact ($- billions) (r)	(0.2)	0.3	0.4	(0.2)	0.7	0.5	1.2
	Cross-border principal, constant currency adjusted ($- billions)	$20.2	$20.4	$20.9	$79.7	$19.8	$21.0	$40.8
	Prior year cross-border principal, as reported ($- billions)	$18.7	$19.0	$19.5	$74.5	$18.9	$20.4	$39.3
	Cross-border principal change, as reported	9%	6%	5%	7%	1%	0%	1%
	Cross-border principal change, constant currency adjusted	8%	7%	8%	7%	5%	3%	4%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	YTD 2Q19
	Consumer-to-Consumer Segment cont.
(j)	NA region revenue change, as reported (GAAP)	3%	2%	0%	2%	1%	2%	1%
	NA region foreign currency translation impact (r)	0%	0%	0%	0%	0%	0%	1%
	NA region revenue change, constant currency adjusted	3%	2%	0%	2%	1%	2%	2%

(k)	EU & CIS region revenue change, as reported (GAAP)	9%	3%	1%	7%	(3)%	(3)%	(3)%
	EU & CIS region foreign currency translation impact (r)	(5)%	1%	1%	(3)%	4%	4%	4%
	EU & CIS region revenue change, constant currency adjusted	4%	4%	2%	4%	1%	1%	1%

(l)	MEASA region revenue change, as reported (GAAP)	(4)%	(7)%	(7)%	(5)%	(7)%	(3)%	(5)%
	MEASA region foreign currency translation impact (r)	(1)%	1%	1%	1%	1%	2%	1%
	MEASA region revenue change, constant currency adjusted	(5)%	(6)%	(6)%	(4)%	(6)%	(1)%	(4)%

(m)	LACA region revenue change, as reported (GAAP)	11%	2%	0%	8%	(2)%	4%	1%
	LACA region foreign currency translation impact (r)	9%	14%	16%	11%	14%	12%	13%
	LACA region revenue change, constant currency adjusted	20%	16%	16%	19%	12%	16%	14%

(n)	APAC region revenue change, as reported (GAAP)	(5)%	(10)%	(9)%	(6)%	(13)%	(14)%	(13)%
	APAC region foreign currency translation impact (r)	0%	1%	1%	0%	2%	2%	1%
	APAC region revenue change, constant currency adjusted	(5)%	(9)%	(8)%	(6)%	(11)%	(12)%	(12)%

(o)	westernunion.com revenue change, as reported (GAAP)	22%	19%	21%	21%	17%	18%	17%
	westernunion.com foreign currency translation impact (r)	(1)%	1%	1%	0%	2%	2%	2%
	westernunion.com revenue change, constant currency adjusted	21%	20%	22%	21%	19%	20%	19%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

		2Q18	3Q18	4Q18	FY2018	1Q19	2Q19	YTD 2Q19
	Business Solutions Segment
(p)	Revenues, as reported (GAAP)	$93.1	$100.2	$96.8	$386.8	$95.6	$95.6	$191.2
	Foreign currency translation impact (r)	(2.7)	2.3	2.6	(2.6)	4.6	3.6	8.2
	Revenues, constant currency adjusted	$90.4	$102.5	$99.4	$384.2	$100.2	$99.2	$199.4
	Prior year revenues, as reported (GAAP)	$96.6	$99.4	$94.3	$383.9	$96.7	$93.1	$189.8
	Revenue change, as reported (GAAP)	(4)%	1%	3%	1%	(1)%	3%	1%
	Revenue change, constant currency adjusted	(6)%	3%	5%	0%	4%	7%	5%

(q)	Operating income, as reported (GAAP)	$1.1	$14.3	$5.2	$23.4	$8.6	$10.5	$19.1
	Depreciation and amortization	10.5	10.4	10.4	41.9	10.2	9.7	19.9
	EBITDA (u)	$11.6	$24.7	$15.6	$65.3	$18.8	$20.2	$39.0
	Operating income margin, as reported (GAAP)	1.2%	14.2%	5.4%	6.1%	9.0%	10.9%	10.0%
	EBITDA margin	12.6%	24.6%	16.2%	16.9%	19.7%	21.1%	20.4%

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

2019 Consolidated Outlook Metrics

Operating margin (GAAP)	18%
Impact from restructuring-related expenses and acquisition and divestiture costs (v)(w)	2%
Operating margin, adjusted, excluding restructuring-related expenses and acquisition and divestiture costs	20%

	Range
Effective tax rate (GAAP)	18%	19%
Impact from restructuring-related expenses and acquisition and divestiture costs (v)(w)	0%	0%
Impact from net gain on sales of Speedpay and Paymap (s)	0%	0%
Effective tax rate, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and net gain on sales of Speedpay and Paymap	18%	19%

	Range
Earnings per share (GAAP) ($- dollars)	$2.47	$2.57
Impact from restructuring-related expenses and acquisition and divestiture costs ($- dollars) (v)(w)	(1.00)	(1.00)
Impact from net gain on sales of Speedpay and Paymap ($- dollars) (s)	0.23	0.23
Earnings per share, adjusted, excluding restructuring-related expenses, acquisition and divestiture costs, and net gain on sales of Speedpay and Paymap ($- dollars)	$1.70	$1.80

Operating cash flow (GAAP) ($- millions)	$800
Impact from estimated cash payments related to restructuring-related expenses and acquisition and divestiture costs ($- millions) (v)(w)	60
Impact from tax payments related to net gain on Speedpay and Paymap divestiture, net of related reductions to tax payments ($- millions) (s)	90
Operating cash flow, excluding estimated cash payments related to restructuring-related expenses, acquisition and divestiture costs, and impact from tax payments related to net gain on Speedpay and Paymap divestiture, net of related reductions to tax payments ($- millions)	$950

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Non-GAAP related notes:

(r)

Represents the impact from the fluctuation in exchange rates between all foreign currency denominated amounts and the United States dollar. Constant currency results exclude any benefit or loss caused by foreign exchange fluctuations between foreign currencies and the United States dollar, net of foreign currency hedges, which would not have occurred if there had been a constant exchange rate. We believe that this measure provides management and investors with information about operating results and trends that eliminates currency volatility while increasing the comparability of our underlying results and trends.

(s)

On May 9, 2019, we completed the sale of our United States electronic bill payments business known as “Speedpay” to ACI Worldwide Corp. and ACW Worldwide, Inc. for approximately $750 million in cash.  The final consideration is subject to a working capital adjustment.  In addition, on May 6, 2019, we completed the sale of Paymap Inc. ("Paymap"), which provides electronic mortgage bill payment services, for contingent consideration and immaterial cash proceeds received at closing.  Both Speedpay and Paymap were included as a component of "Other" in our segment reporting. Revenue has been adjusted to exclude the carved out financial information for Speedpay and Paymap and the gain on the sales and the income taxes on the gain, including the elimination of previously forecasted annual base-erosion anti-abuse taxes, has been removed from adjusted net income and adjusted effective tax rate. Additionally, cash flows from operating activities outlook has been adjusted to exclude taxes paid on the gain from Speedpay and Paymap divestitures, net of related reductions to previously expected base-erosion anti-abuse tax payments. These financial measures are non-GAAP measures and should not be considered a substitute for the GAAP measures.  We have included this information because management believes that presenting these measures as adjusted to exclude divestitures will provide investors with a more meaningful comparison of results within the periods presented.  Additionally, Speedpay and Paymap contributions to operating income exclude corporate overhead allocations.

(t)

Represents the impact to our provision for income taxes related to the December 2017 enactment of tax reform in the United States (“Tax Act”), primarily due to a tax on previously undistributed earnings of certain foreign subsidiaries, partially offset by the remeasurement of deferred tax assets and liabilities and other tax balances to reflect the lower federal income tax rate, among other effects. During the fourth quarter of 2018, we completed our accounting for the Tax Act.

(u)

Earnings before Interest, Taxes, Depreciation, and Amortization (“EBITDA”) results from taking operating income and adjusting for depreciation and amortization expenses. EBITDA results provide an additional performance measurement calculation which helps neutralize the operating income effect of assets acquired in prior periods.

(v)

Represents impact from expenses incurred in connection with an overall restructuring plan, approved by the Company's Board of Directors on August 1, 2019, to improve the Company’s business processes and cost structure by reducing the Company’s headcount and consolidating various facilities. While these expenses are identifiable to the Company's segments, they have been excluded from the measurement of segment operating income provided to the CODM for purposes of assessing segment performance and decision making with respect to resource allocation. While these expenses are specific to this initiative, the types of expenses related to this initiative are similar to expenses that the Company has previously incurred and can reasonably be expected to incur in the future. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

(w)

Represents the impact from expenses incurred in connection with our acquisition and divestiture activity, including the Speedpay and Paymap divestitures. These expenses have been excluded from operating and net income. The 2018 and first quarter 2019 presentations have been recast to provide consistency with the second quarter 2019 and year-to-date 2019 presentations and exclude these expenses from our operating and net income. We believe that, by excluding the effects of these charges that can impact operating trends, management and investors are provided with a measure that increases the comparability of our underlying operating results.

THE WESTERN UNION COMPANY

NOTES TO KEY STATISTICS

(in millions, unless indicated otherwise)

(Unaudited)

Other notes:

(aa)	Geographic split for transactions and revenue, including transactions initiated through westernunion.com, is determined entirely based upon the region where the money transfer is initiated.
(bb)	Represents the North America (United States and Canada) (“NA”) region of our Consumer-to-Consumer segment.
(cc)	Represents the Europe and the Russia/Commonwealth of Independent States (“EU & CIS”) region of our Consumer-to-Consumer segment.
(dd)

Represents the Middle East, Africa, and South Asia (“MEASA”) region of our Consumer-to-Consumer segment, including India and certain South Asian countries, which consist of Bangladesh, Bhutan, Maldives, Nepal, and Sri Lanka.

(ee)	Represents the Latin America and the Caribbean (“LACA”) region of our Consumer-to-Consumer segment, including Mexico.
(ff)	Represents the East Asia and Oceania (“APAC”) region of our Consumer-to-Consumer segment.
(gg)

Represents transactions, including westernunion.com transactions initiated outside the United States, between and within foreign countries (including Canada and Mexico). Excludes all transactions originated in the United States.

(hh)	Represents transactions originated in the United States, including intra-country transactions and westernunion.com transactions initiated from the United States.
(ii)	Represents transactions conducted through Western Union branded websites and mobile apps (referred to throughout as “westernunion.com”).